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Exhibit 99.1

Quidel Corporation Appoints Ernst & Young as Independent Public Accountants

        SAN DIEGO, CA, April 10, 2002—Quidel Corporation (Nasdaq:QDEL), a worldwide leader in developing, manufacturing and marketing point-of-care rapid diagnostic tests for the detection and management of a variety of medical conditions and illnesses, announced today that its Board of Directors has appointed Ernst & Young LLP, as Quidel's independent public accountants. The appointment of Ernst & Young LLP was made after careful consideration by the Board of Directors and upon the recommendation of its Audit Committee.

        Prior to the selection of Ernst & Young LLP, Arthur Andersen LLP had served as Quidel's independent public accountants. This decision to change independent public accountants, for the fiscal year ending December 31, 2002, was not the result of any disagreement between Quidel and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. Arthur Andersen LLP has provided excellent service to Quidel, and Quidel has valued its relationship with the firm.

        For further information, contact Paul E. Landers, VP and Chief Financial Officer of Quidel Corporation, at +1-858-552-7962.

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  Exhibit 99.1
Quidel Corporation Appoints Ernst & Young as Independent Public Accountants